Exhibit 32

          Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
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In connection  with the  accompanying  Quarterly  Report of Farmers Capital Bank
Corporation on Form 10-Q for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies in his capacity as officer of Farmers Capital Bank Corporation, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:  November 8, 2004                       /s/ G. Anthony Busseni
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                                              G. Anthony Busseni
                                              President and CEO



Date:     11-8-04                             /s/ C Douglas Carpenter
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                                              C. Douglas Carpenter
                                              Vice President, Secretary, and CFO


A signed original of this written statement required by Section 906 has been provided to Farmers Capital Bank Corporation and will be retained by Farmers Capital Bank Corporation and furnished to the Securities and Exchange Commission or its staff upon request.